UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 13, 2010
(Date of earliest event reported)
Energy, Inc.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	1-34585 (Commission File Number)	27-0573782 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 17, 2010, Energy, Inc. (the “Company”) issued a press release announcing financial results for the first quarter of 2010. A copy of this press release has been posted to the Company’s website www.ewst.com and is also set forth in Exhibit 99.1.
     This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings for a description of the factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 8.01. Other Events.
     On May 13, 2010, the Company issued a press release announcing that the Company’s management team will participate in the 2010 American Gas Association (AGA) Financial Forum, which is being held May 17, 2010 in Palm Beach, Florida. A copy of this press release has been posted to the Company’s website www.ewst.com and is also set forth in Exhibit 99.2.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated May 17, 2010

99.2	Press Release dated May 13, 2010

99.3	AGA Financial Forum Materials

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy, Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Vice President and Chief Financial Officer

Dated: May 17, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 17, 2010

99.2	Press Release dated May 13, 2010

99.3	AGA Financial Forum Materials